                                                                     Exhibit 1.1


                                                    S&C Draft of August 28, 2000



                                53,000,000 Shares

                            ASIA GLOBAL CROSSING LTD.

                              Class A Common Stock


                             UNDERWRITING AGREEMENT


                                                           _____________, 2000
Goldman, Sachs & Co.
Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the Several Underwriters
      c/o  Goldman, Sachs & Co.
      85 Broad Street
      New York, New York 10004

Ladies and Gentlemen:

            Asia Global Crossing Ltd., a Bermuda company (the "Company"), proposes to issue and sell an aggregate of 53,000,000 shares of its Class A common stock (the "Class A Common Stock"), par value $0.01 per share (the "Firm Shares"), to the several Underwriters named in Schedule I hereto (the "Underwriters") for whom Goldman, Sachs & Co., Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "Representatives"). In addition, solely for the purpose of covering over-allotments, the Company proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 7,950,000 shares (the "Additional Shares") of the Company's Class A Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The Company's Class A Common Stock, including the Shares, and Class B common stock, par value $0.01 per share, are hereinafter collectively referred to as the "Common Stock".

            The Company wishes to confirm as follows its agreement with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

            1. REGISTRATION STATEMENT AND PROSPECTUS. A registration statement on Form S-1 (File No. 333-37666) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus").

            For purposes of this Agreement: "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable; "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

            2. AGREEMENTS TO SELL AND PURCHASE. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $_________, the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto.

            The Company hereby grants to the Underwriters the right to purchase at their election up to 7,950,000 Additional Shares, at the purchase price per share set forth in the paragraph above, for the
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sole purpose of covering sales of shares of Class A Common Stock in excess of the number of Firm Shares. Any such election to purchase Additional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Additional Shares to be purchased and the date on which such Additional Shares are to be delivered, as determined by you, but in no event earlier than the Firm Closing Date (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice. In the event and to the extent that the Underwriters shall exercise the election to purchase Additional Shares as provided in this paragraph, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in the paragraph above, that portion of the number of Additional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Additional Shares by a fraction, the numerator of which is the maximum number of Additional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Additional Shares that all of the Underwriters are entitled to purchase hereunder in the aggregate.

            3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement has become effective and this Agreement has been executed by the parties hereto, as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

            4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co.
and Salomon Smith Barney Inc. may request upon at least 48 hours' prior written notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co. and Salomon Smith Barney Inc. through the facilities of The Depository Trust Company (the "DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to Goldman, Sachs & Co. and Salomon Smith Barney Inc. at least 48 hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Closing Date (as defined below) with respect thereto at the office of the DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on ________, 2000 or such other time and date as Goldman, Sachs & Co., Salomon Smith Barney Inc. and the Company may agree upon in writing, and, with respect to the Additional Shares, 9:30 a.m., New York time, on the date specified in accordance with Section 2 by Goldman, Sachs & Co. and Salomon Smith Barney Inc. in the written notice given by Goldman, Sachs & Co.
and Salomon Smith Barney Inc. of the Underwriters' election to purchase such Additional Shares, or such other time and date as Goldman, Sachs & Co., Salomon Smith Barney Inc. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "Firm Closing Date", such time and date for delivery of the Additional Shares, if not the
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Firm Closing Date, is herein called the "Additional Closing Date", and each such time and date for delivery is herein called a "Closing Date".

            (b) The documents to be delivered at each Closing Date by or on behalf of the parties hereto pursuant to Section 8 hereof, including, without limitation, the cross-receipts for the Shares and the officers' certificates requested by the Underwriters pursuant to Section 8(i) hereof, will be delivered at the offices of Sullivan & Cromwell, 1888 Century Park East, Suite 2100, Los Angeles, California 90067 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Closing Date. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

            5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will use its reasonable efforts to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

            (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's business, assets, condition (financial or otherwise) or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, that makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

            (c) The Company will furnish to you, without charge, one signed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request.

            (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object in writing after being so advised or (ii) so long as, in the written opinion of counsel for the Underwriters (a copy of which shall be delivered to the Company), a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

            (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of the Preliminary Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

            (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel for the Underwriters a Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will promptly deliver to each Underwriter and each dealer as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the date of the Prospectus such delivery shall be made by the Company free of charge; and at any time nine months or more after the date of the Prospectus such delivery shall be made at the expense of such Underwriter. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that, in the judgment of the Company or in the written opinion of counsel for the Underwriters, is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph
(d) above, file with the Commission an appropriate supplement or amendment thereto and will promptly furnish to the Underwriters and dealers a reasonable number of copies thereof.

            (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

            (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act; provided that such requirement shall be deemed satisfied if the Company complies with the provisions of Rule 158 of the Act.

            (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply in any material respect with the terms or fulfill in any material respect any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

            (j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus under the caption "Use of Proceeds".

            (k) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

            (l) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, without the prior written consent of Goldman, Sachs & Co. and Salomon Smith Barney Inc., any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock (other than (i) the sale of shares of Class A Common Stock to the Underwriters pursuant to this Agreement and the DSP Side Letter, (ii) any offer and sale of shares of Class A Common Stock pursuant to director, officer and employee stock option plans of the Company existing and disclosed on the date of this Agreement, (iii) any offer and sale of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock in connection with entering into and the performance of merger, amalgamation, acquisition agreements or agreements for similar transactions, and (iv) any offer and sale of shares of Common Stock or securities convertible into or exchangeable for Common Stock to strategic partners of the Company; provided, that, in the case of clauses (iii) and (iv), any person or entity who acquires securities of the Company in this manner agrees not to offer, sell, contract to sell or otherwise dispose of such securities for the period of time beginning from the date of the acquisition of such securities and continuing to and including the date 180 days after the date of the Prospectus; provided, further, that in the case of clauses (iii) and (iv), the aggregate number of shares of Common Stock (including any shares of Common Stock issuable upon conversion or exchange of securities convertible into or exchangeable for Common Stock) issued shall not exceed 10% of the number of shares of Common Stock outstanding on the Firm Closing Date.

            (m) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and directors and each of its shareholders designated by you.

            (n) Except as stated in this Agreement and in the Preliminary Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

            (o) The Company will use its best efforts to have the Class A Common Stock listed, subject to notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the Registration Statement.

            (p) The Company does not believe that it is a Passive Foreign Investment Company ("PFIC") for U.S. Federal income tax purposes and does not expect to become one in the future.

            6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

            (a) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

            (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by an Underwriter through the Representatives expressly for use therein.

            (c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

            (d) The Company is a company duly organized and validly existing in good standing under the laws of Bermuda and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have, individually or in the aggregate, a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries (the "Subsidiaries"), taken as a whole (a "Material Adverse Effect").

            (e) All the Subsidiaries are listed in an exhibit to the Registration Statement. Each "significant subsidiary" within the meaning of Regulation S-X promulgated under the Act, East Asia Crossing Ltd., EAC UK Holdings Ltd., Asia Global Crossing Hong Kong Limited, East Asia Crossing Japan, Pacific Crossing UK Ltd., PCL Landing Corp., PCL Japan Ltd. and Global Center Japan Corporation (collectively, the "Significant Subsidiaries") is a company duly organized, validly existing and in good standing in the jurisdiction of its organization (to the extent that such concepts have legal significance in such jurisdiction), and has the requisite power (corporate and other) and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. All shares of capital stock of the Subsidiaries owned, directly or indirectly, by the Company are owned free and clear of any lien, adverse claim, security interest, equity or other encumbrance (except for any lien, adverse claim, security interest, equity or other encumbrance which does not have a Material Adverse Effect), except as described in the Registration Statement and the Prospectus.

            (f) Except as disclosed in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or to which any of their respective properties is subject that, if determined adversely to the Company or any of the Subsidiaries, would have a Material Adverse Effect or that are required to be described in the Registration Statement or the Prospectus but are not described as required by the Act or the Exchange Act, and there are no agreements, contracts, indentures, leases or other instruments relating to the Company that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act. The descriptions of the terms of any such contracts or documents contained in the Registration Statement or the Prospectus are correct in all material respects.

            (g) Neither the Company nor any of the Significant Subsidiaries is
(i) in violation of its memorandum of association or certificate or articles of incorporation or bye-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it (except where any such violation or violations in the aggregate would not have a Material Adverse Effect) or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults in the aggregate would not have a Material Adverse Effect), except as may be disclosed in the Registration Statement and the Prospectus.

            (h) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court or governmental agency or body having jurisdiction over it (except such as may be required by the Bermuda Monetary Authority, the Bermuda Registrar of Companies and for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement), (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, (A) the memorandum of association or certificate or articles of incorporation or bye-laws, or other organizational documents, of the Company or any of the Significant Subsidiaries or (B) any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound (except any conflict, breach or default under any agreement, indenture, lease or other instrument which does not have a Material Adverse Effect), (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Significant Subsidiaries or any of their respective properties or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

            (i) The accountants, Arthur Andersen & Co., who have certified or shall certify certain financial statements of the Company and its subsidiaries, Pacific Crossing Ltd. ("Pacific Crossing") and its subsidiaries and Global Access Ltd. ("GAL"), and PricewaterhouseCoopers LLP, who have certified or shall certify certain financial statements of Hutchison Global Crossing Holdings Ltd. ("HGC") and its subsidiaries, in each case, as filed or to be filed as part of the Registration Statement or the Prospectus (or any amendment or supplement thereto), are each independent public accountants as required by the Act and the applicable Rules and Regulations.

            (j) The financial statements, together with the related schedules and notes thereto, included as part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in shareholders' equity of the Company, Pacific Crossing, GAL and HGC, together with their consolidated subsidiaries, on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply (to the extent such entities were in existence at such dates or for such periods); such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein, and meet the requirements of Regulation S-X under the Act for registration statements on Form S-1; and the other financial information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and, to the extent such information and data are derived from the financial books and records of the Company, Pacific Crossing, GAL, HGC and their respective consolidated subsidiaries, are prepared on a basis consistent with such financial statements and the books and records of the Company, Pacific Crossing, GAL, HGC and their respective consolidated subsidiaries. The selected financial data set forth under the captions "Prospectus Summary - Summary Historical Financial Information" and "Selected Historical Financial Information" in the Prospectus fairly present the information included therein.

            (k) The pro forma financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) have been prepared on a basis consistent with the historical financial statements of the Company, Pacific Crossing, GAL, HGC and their respective consolidated subsidiaries, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical transactions contemplated in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and comply as to form in all material respects with the requirements of Regulation S-X under the Act.

            (l) The execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, subject to the applicability of general principles of equity and an implied covenant of good faith and fair dealing, and except as rights to indemnity and contribution hereunder or thereunder may be limited by Federal or state securities laws or principles of public policy.

            (m) Except as disclosed in, or specifically contemplated by, the Registration Statement and the Prospectus (or any amendment or supplement thereto, if applicable), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto, if applicable), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock of the Company, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any development involving or which would be expected to involve a Material Adverse Effect.

            (n) Each of the Company and the Significant Subsidiaries has good and indefeasible title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or would not have a Material Adverse Effect, and all the material property described in the Prospectus as being held under lease by each of the Company and the Significant Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as would not have a Material Adverse Effect.

            (o) The Company has not distributed and, prior to the later to occur of (i) the Firm Closing Date or the Additional Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act.

            (p) The Company and each of the Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (collectively, "Permits") as are necessary under applicable law to own its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to have any such Permit would not have a Material Adverse Effect, and subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries has fulfilled and performed in all material respects all its material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus and except to the extent that any such revocation or termination would not have a Material Adverse Effect.

            (q) The Company and the Subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks (except such losses and risks that do not have a Material Adverse Effect) and in such amounts as are prudent.

            (r) Neither the Company nor any of the Subsidiaries have violated any applicable foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

            (s) There are no costs or liabilities associated with any applicable Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

            (t) Except as described in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, or otherwise. No such rights with respect to shares of Common Stock were exercised nor will be exercised in connection with the sale of the Shares and for a period of 180 days after the date hereof. Except as described in or contemplated by the Prospectus and by Section 5 herein, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Stock of the Company or any security convertible into or exchangeable or exercisable for Common Stock of the Company.

            (u) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing that would have a Material Adverse Effect.

            (v) The Company is not and, upon sale of the Shares to be issued and sold in accordance herewith and upon application of the net proceeds to the Company from such sale as described in the Prospectus under the caption "Use of Proceeds", will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            7. INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become liable under the Act or the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action except insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            The Company also agrees to indemnify and hold harmless and each person who controls Salomon Smith Barney Inc. within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the Directed Share Program, as set forth in the DSP Side Letter dated as of September ___, 2000.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, its employees, its agents and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished in writing by or on behalf of such Underwriter specifically for inclusion in the Registration Statement, the Prospectus or any Preliminary Prospectus (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraphs (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons shall be designated in writing by the first of the named Underwriters on
Schedule I hereto, and any such separate firm of the Company, its directors, officers, employees, agents and control persons shall be designated in writing by the Company. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) of this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (c) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

            (f) The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, their directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, their directors or officers or any person controlling any Underwriter, or to the Company, its directors, officers, employees or agents or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7. The remedies provided in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 p.m. New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the

Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

            (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a Material Adverse Effect not contemplated by the Prospectus, which in your reasonable opinion, as Representatives of the several Underwriters, would materially and adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or in the written opinion of counsel for the Underwriters, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, as Representatives of the several Underwriters, materially and adversely affect the market for the Shares.

            (c) You shall have received on the Closing Date an opinion, substantially in the form attached hereto as Annex I(a), from Simpson Thacher & Bartlett, corporate counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters.

             (d) You shall have received on the Closing Date an opinion, substantially in the form attached hereto as Annex I(b), of Appleby, Spurling & Kempe, Bermuda counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters.

             (e) You shall have received on the Closing Date an opinion, substantially in the form attached hereto as Annex I(c), of Swidler Berlin Shereff Friedman, LLP, special regulatory counsel to the Company, dated the Closing Date and addressed to you as Representatives of the Underwriters.

             (f) You shall have received on the Closing Date an opinion, substantially in the form attached hereto as Annex I(d), of Conyers, Dill & Pearman, Bermuda counsel for the Underwriters, dated the Closing Date, with respect to such matters as you may reasonably request.

            (g) You shall have received on the Closing Date an opinion of Sullivan & Cromwell, counsel for the Underwriters, dated the Closing Date, with respect to such matters as you may reasonably request.

            (h) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Arthur Andersen & Co. and PricewaterhouseCoopers LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

            (i) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the

Company, shall have been contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (in each case, other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this
Section 8(i) and in Section 8(j) hereof.

            (j) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

            (k) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

            (l) The Class A Common Stock shall have been listed or approved for listing, subject to notice of issuance, on the Nasdaq National Market.

            All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

            Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company, to each Underwriter as to the statements made therein.

            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 8 except that, if the Additional Closing Date is other than the Firm Closing Date, the certificates, opinions and letters referred to in this Section 8 shall be dated the Additional Closing Date and the opinions or letters called for by paragraphs (c), (d) and
(e) of this Section 8 shall be revised to reflect the sale of Additional Shares.

            9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the registration of the Class A Common Stock under the Exchange Act and the listing of the Shares on the Nasdaq National Market;
(v) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation and delivery of the Blue Sky Memorandum and such registration and qualification); (vi) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (vii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; and (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

            10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

            If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

            Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

            11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the absolute discretion of the Underwriters by notice given to the Company, if prior to the Firm Closing Date or the Additional Closing Date (if different from the Firm Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Bermuda of a national emergency or war or other domestic calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters.

            Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

            12. MISCELLANEOUS. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company at the office of the Company at Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda, Attention:
Secretary of the Company; or (ii) if to you, as Representatives of the several Underwriters, care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, NY 10005, Attention: Registration Department and Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York, 10013, Attention: Manager, Investment Banking Division.

            This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, the other controlling persons referred to in Section 7 hereof, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

            13. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

            14. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENTS FOR SERVICE; CURRENCY INDEMNITY.

                  (a) To the fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City Of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Agreement or any Shares, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company may be enforced in the courts of Bermuda (or any other courts to the jurisdiction of which the Company is subject by suit upon such judgment, provided that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law. The Company hereby irrevocably designates and appoints CT Corporation System, 1633 Broadway - 23rd Floor, New York, New York (the "Process Agent"), as the authorized agent of the Company upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service. The Company further agrees that service of process upon the Process Agent and written notice of said service to the Company, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Underwriters or any person controlling the Underwriters to serve process in any other matter permitted by law. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Company has any outstanding obligations under this Agreement or the Shares. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment in aid of execution, executor or otherwise) with respect to itself or its property. The Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

            (b) The obligation of the parties to make payments hereunder for the Shares is in U.S. dollars (the "Obligation Currency") and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment (as additional, separate and independent obligation) for the amount (if any) by which such effective receipt is less than the full amount of the Obligation Currency payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Agreement.

                 [Underwriting Agreement Signature Pages Follow]

            Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                    Very truly yours,

                                    ASIA GLOBAL CROSSING LTD.


                                    By ________________________________________
                                         Name:
                                         Title:

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

Goldman, Sachs & Co.
Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated


   As Representatives of the Several Underwriters


By:____________________________________
         (Goldman, Sachs & Co.)


By:  SALOMON SMITH BARNEY INC.


By: ____________________________________
    Name:
    Title:  Managing Director


By:  MERRILL LYNCH, PIERCE, FENNER &
      SMITH INCORPORATED


      By:__________________________________
         Name:
         Title:

                                     SCHEDULE I

                                                                                      NUMBER OF
                                                                                     ADDITIONAL
                                                                                    SHARES TO BE
                                                        TOTAL NUMBER OF             PURCHASED IF
                                                          FIRM SHARES              MAXIMUM OPTION
                 UNDERWRITER                            TO BE PURCHASED               EXERCISED
                 -----------                            ---------------               ---------
Goldman, Sachs & Co..........................

Salomon Smith Barney Inc.....................

Merrill Lynch, Pierce, Fenner & Smith
Incorporated.................................

[Others]




























                                                        ------------              -------------
Total..........................................
                                                        ============              =============